FIRST TRUST ADVISORS L.P.
                             120 EAST LIBERTY DRIVE
                            WHEATON, ILLINOIS 60187




February 16, 2010


First Trust Exchange-Traded AlphaDEX(R) Fund
120 East Liberty Drive
Wheaton, Illinois 60187

Ladies and Gentlemen:

It is hereby acknowledged that First Trust Advisors L.P. ("First Trust") serves as the investment advisor of each series of First Trust Exchange-Traded AlphaDEX(R) Fund ("Trust"). The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), comprised of various exchange-traded funds (each, a "Fund," and, collectively, the "Funds") set forth on Exhibit A attached hereto, which may be amended from time to time.

It is further acknowledged that First Trust and the Trust, on behalf of the Funds, have entered into the Expense Reimbursement, Fee Waiver and Recovery Agreement ("Agreement") whereby First Trust has agreed to waive management fees payable to it by a Fund and reimburse a Fund for other expenses borne by such Fund in order to prevent a Fund's Expense Ratio from exceeding a particular Expense Cap for the Expense Cap Term provided, however, that First Trust has the right to seek restitution of any fees waived and expenses reimbursed within three years to the extent that such restitution would not cause a Fund to exceed the current Expense Cap. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Agreement.

The purpose of this letter agreement is to agree and acknowledge that the expense cap term shall be extended to February 28, 2011, subject to approval by the Trust's Board of Trustees.


                            Very Truly Yours,

                            FIRST TRUST ADVISORS L.P.


                            By: /s/ James A. Bowen
                                -----------------------------------
                                        James A. Bowen
                                        President


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Agreed and Acknowledged:
------------------------


FIRST TRUST EXCHANGE-TRADED ALPHADEX(R) FUND


By: /s/ James A. Bowen
    ---------------------------------
           James A. Bowen
           President



















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                                    EXHIBIT A



FIRST TRUST EXCHANGE-TRADED ALPHADEX(R) FUND

FUNDS
First Trust Large Cap Core AlphaDEX(R) Fund
First Trust Mid Cap Core AlphaDEX(R) Fund
First Trust Small Cap Core AlphaDEX(R) Fund
First Trust Large Cap Value Opportunities AlphaDEX(R) Fund
First Trust Large Cap Growth Opportunities AlphaDEX(R) Fund
First Trust Multi Cap Value AlphaDEX(R) Fund
First Trust Multi Cap Growth AlphaDEX(R) Fund
First Trust Consumer Discretionary AlphaDEX(R) Fund
First Trust Consumer Staples AlphaDEX(R) Fund
First Trust Energy AlphaDEX(R) Fund
First Trust Financials AlphaDEX(R) Fund
First Trust Health Care AlphaDEX(R) Fund
First Trust Industrials/Producer Durables AlphaDEX(R) Fund
First Trust Materials AlphaDEX(R) Fund
First Trust Technology AlphaDEX(R) Fund
First Trust Utilities AlphaDEX(R) Fund